EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-98464 of Supreme International Corporation and subsidiaries (the "Company") on Form S-8 of our report dated April 10, 1998, appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 1998.

Deloitte & Touche LLP

Miami, Florida
April 30, 1998